                                                                    EXHIBIT 12.1

                          STATEMENT RE COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                    YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                              -----------------------------------   -------------
                                              1994    1995    1996    1997   1998   1998    1999
                                              -----   -----   -----   ----   ----   -----   -----
Ratio of earnings to fixed charges..........  16.5x   12.6x   10.0x   3.7x   7.5x   6.3x    5.5x

     The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings before income taxes plus fixed charges. Fixed charges include, as applicable, interest expense, amortization of debt issuance costs and the estimated interest component of rent expense.